Exhibit (d)(10)

SCHEDULE A

(as of November 18, 2013)

Fund	Effective Date of Agreement
db X-trackers MSCI Emerging Markets Hedged Equity Fund	January 31, 2011
db X-trackers MSCI EAFE Hedged Equity Fund	January 31, 2011
db X-trackers MSCI Brazil Hedged Equity Fund	January 31, 2011
db X-trackers MSCI Germany Hedged Equity Fund	January 31, 2011
db X-trackers MSCI Japan Hedged Equity Fund	January 31, 2011
db X-trackers Regulated Utilities Fund	March 25, 2013
db X-trackers Municipal Infrastructure Revenue Bond Fund	March 25, 2013
db X-trackers Solactive Investment Grade Subordinated Debt Fund	July 25, 2013
db X-trackers MSCI Asia Pacific ex Japan Hedged Equity Fund	July 25, 2013
db X-trackers MSCI Europe Hedged Equity Fund	July 25, 2013
db X-trackers MSCI United Kingdom Hedged Equity Fund	July 25, 2013
db X-trackers MSCI All World ex US Hedged Equity Fund	November 18, 2013
db X-trackers MSCI South Korea Hedged Equity Fund	November 18, 2013
db X-trackers MSCI Mexico Hedged Equity Fund	November 18, 2013
db X-trackers CROCI US Large Cap Fund	November 18, 2013
db X-trackers CROCI EAFE Fund	November 18, 2013
db X-trackers Ultra-Short Duration Bond Fund	November 18, 2013
db X-trackers Managed Municipal Bond Fund	November 18, 2013

SCHEDULE B

(as of November 18, 2013)

Fund	Advisory Fee*
db X-trackers MSCI Emerging Markets Hedged Equity Fund	0.65%
db X-trackers MSCI EAFE Hedged Equity Fund	0.35%
db X-trackers MSCI Brazil Hedged Equity Fund	0.60%
db X-trackers MSCI Germany Hedged Equity Fund	0.50%
db X-trackers MSCI Japan Hedged Equity Fund	0.50%
db X-trackers Regulated Utilities Fund	0.45%
db X-trackers Municipal Infrastructure Revenue Bond Fund	0.30%
db X-trackers Solactive Investment Grade Subordinated Debt Fund	0.45%
db X-trackers MSCI Asia Pacific ex Japan Hedged Equity Fund	0.60%
db X-trackers MSCI Europe Hedged Equity Fund	0.45%
db X-trackers MSCI United Kingdom Hedged Equity Fund	0.45%
db X-trackers MSCI All World ex US Hedged Equity Fund	0.40%
db X-trackers MSCI South Korea Hedged Equity Fund	0.58%
db X-trackers MSCI Mexico Hedged Equity Fund	0.50%
db X-trackers CROCI US Large Cap Fund	0.30%
db X-trackers CROCI EAFE Fund	0.40%
db X-trackers Ultra-Short Duration Bond Fund	0.25%
db X-trackers Managed Municipal Bond Fund	0.40%

*

Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.